Exhibit 99.1

UTEK CORPORATION REPORTS FINANCIAL RESULTS

FOR QUARTER ENDED MARCH 31, 2005

PLANT CITY, FL – May 9, 2005 — UTEK Corporation (AMEX: UTK) and on the AIM (LSE: UTKA) today announced its first quarter 2005 financial results.

Overview

UTEK Corporation has continued to develop its technology-transfer business during the first quarter of 2005. During the quarter new Strategic Alliance agreements were signed with four companies, two of which were in the US and two were in the UK. In addition, three U2B® technology-transfer transactions were completed.

Following the acquisitions in the fourth quarter of 2004 of UTEK-EKMS in the United States (patent portfolio analysis services) and Pharma-Transfer in the United Kingdom (on-line database for new molecules available for license), UTEK’s IP management services were further expanded by the acquisition of INTRA-DMS in Israel, since renamed UTEKip (IP management software). To-date, 35 universities have installed UTEKip’s new U2B® software to help them manage their intellectual property and facilitate the posting of new discoveries on UTEK’s on-line exchanges.

Shortly after the end of the quarter, UTEK successfully completed an institutional public offering in the UK and its shares were admitted to trading on AIM in London. The additional funds and London share quotation will be used to accelerate UTEK’s expansion in the United Kingdom, Europe and the United States, and to raise the profile for its technology-transfer services among the substantial number of companies quoted on the London stock market.

Quarter ended March 31, 2005 Financial Results

Income from operations (revenue) increased 519% to $2,538,529 for the first quarter ended March 31, 2005, compared to income from operations (revenue) of $410,099 for the first quarter ended March 31, 2004. Net income from operations for the first quarter of 2005 was $174,273, as compared to $(278,339) for the first quarter of 2004. Approximately 74% and 36% of our income from operations (revenue) was received in the form of unregistered shares of common stock for the quarters ended March 31, 2005 and 2004, respectively.

The net decrease in net assets from operations (including net income or losses from operations and net realized and unrealized gains and losses on investments) was $(2,961,173) or $(0.49) per diluted common share outstanding for the quarter ended March 31, 2005, versus an increase of $8,427,057 or $1.60 per diluted common share outstanding for the quarter ended March 31, 2004. Changes in net assets resulting from operations can vary substantially from quarter to quarter primarily due to the changes in unrealized depreciation or appreciation and the recognition of realized gains and losses, which vary from quarter to quarter. As a result, quarterly comparisons of net increases and decreases in net assets resulting from operations may not be meaningful.

The net decrease in net assets from operations for the quarter ended March 31, 2005 was primarily due to an unrealized loss on investments, net of income tax expense of $(3,160,579) partially offset by net realized gains on investments and net income from operations totaling $199,406. Net asset value per common share was $3.47 at March 31, 2005 versus $3.85 at December 31, 2004.

The Company ended the quarter with cash, cash equivalents and short-term investments of $8,128,692, total assets of $22,553,127 and net assets of $21,223,877. The company had no long-term debt outstanding at March 31, 2005.

Recent Developments

On April 11, 2005, the Company sold 1,224,610 shares of its common stock to certain institutional and other investors located outside the United States. The Company received net proceeds, after offering expenses and placement fees, of approximately $12.5 million. The purchasers of such shares will not be able to resell the shares in the United States without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. Such shares of common stock may generally be publicly resold in the United States pursuant to Rule 144 under the Securities Act, one year after the date of the issuance of the shares and upon the satisfaction of certain other conditions. In connection with this offering, the Company listed its shares of common stock for trading on the AIM market of the London Stock Exchange. As of May 9, 2005, the Company had approximately $20,000,000 in cash, cash equivalents and short-term investments.

The following tables contain comparative selected financial data as of March 31, 2005 and December 31, 2004 and for the three-month periods ended March 31, 2005 and 2004, respectively:

OPERATING INFORMATION

	Three Months Ended March 31,
	2005 (Unaudited)	2004 (Unaudited)
Income from operations
Sale of technology rights	$1,676,143	$—
Consulting and other services	802,692	412,289
Investment income (loss), net	59,694	(2,190)

	2,538,529	410,099

Expenses
Salaries and wages	437,159	177,058
Professional fees	184,072	88,149
Acquisition of technology rights	571,673	—
Sales and marketing	507,573	226,957
General and administrative	558,635	358,104

	2,259,112	850,268

Income (loss) before income taxes	279,417	(440,169)
Provision for income tax expense (benefit)	105,144	(161,830)

Net income (loss) from operations	174,273	(278,339)

Net realized and unrealized gains (losses):
Net realized gain on investment, net of income tax expense of $15,163 and $551,861 for 2005 and 2004, respectively	25,133	914,683
Change in unrealized appreciation (depreciation) of non-controlled affiliate investments, net of deferred tax expense (benefit) of $(1,434,148) and $4,700,410 for 2005 and 2004, respectively	(3,160,579)	7,790,713

Net increase (decrease) in net assets from operations	$(2,961,173)	$8,427,057

Net asset value per share	$3.47	$4.25

Diluted earnings per common share	$(0.49)	$1.60

Diluted weighted average common shares outstanding	6,062,203	5,263,086

FINANCIAL POSITION INFORMATION

	March 31, 2005 (Unaudited)	December 31, 2004	Percentage Increase/(decrease)
Total investments	$11,046,386	$13,965,941	(21)%
Total assets	$22,553,127	$25,879,644	(13)%
Total liabilities	$1,329,250	$2,786,701	(52)%
Total net assets	$21,223,877	$23,092,943	(8)%
Common shares outstanding	6,123,058	6,003,163	2%

Conference Call at 11:00 a.m. EDT on May 9, 2005

UTEK will host a conference call at 11:00 a.m. (EDT) today to discuss first quarter financial results. All interested parties in the US & Canada are welcome to attend the live conference call by dialing 800-322-0079. For callers in the UK, please dial 0-800-032-3836 other international callers should dial 973-409-9258.

About UTEK® Corporation

UTEK® is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories. UTEK facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities, while allowing research institutions to receive 100% of the royalties. This unique process is called U2B®. UTEK transfers proprietary technologies with potential commercial applications to companies seeking product differentiation resulting in a strategic marketplace advantage. UTEK has operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at http://www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filing with the Securities and Exchange Commission.

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Contacts:
Bankside Consultants (UK):
Steve Liebmann or Susan Scott	+44 20-7444-4140
Porter LeVay & Rose (US):
Michael Porter	212-564-4700